Exhibit 99.1
COGNIZANT REPORTS SECOND QUARTER 2023 RESULTS

•Revenue of $4.9 billion declined 0.4% year-over-year, declined 0.1% in constant currency1
•Q2 bookings growth of 17% year-over-year; record trailing 12-month bookings of $26.4 billion
•Year-to-date operating cash flow of $765 million and free cash flow1 of $599 million
•Year-to-date $700 million returned to shareholders through share repurchases and dividends
•CFO Jan Siegmund to retire in early 2024; expected to remain in role until Company identifies successor and completes transition period
•Reaffirms full-year 2023 revenue growth and Adjusted Operating Margin1 guidance

TEANECK, N.J., August 2, 2023 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its second quarter 2023 financial results.

“We made continued progress during the quarter amid an uncertain economic backdrop,” said Ravi Kumar S, Chief Executive Officer. “We maintained our commercial momentum, with strong bookings growth of 17% year over year, including roughly a third of in-quarter bookings from large deals. We also saw a return to sequential revenue growth, and our initial investment in the Cognizant Neuro AI platform has helped drive more than 100 early engagements as clients embrace generative AI. The continued reduction in our voluntary attrition, improved employee engagement and higher customer satisfaction scores reflect the interdependence of our client and employee experience.”

“We also announced that our CFO Jan Siegmund intends to retire in early 2024. As we begin the search for the Company’s next CFO, we appreciate Jan’s many contributions to Cognizant over the past three years. I would also like to personally thank Jan for his partnership since I joined the team in January, and his willingness to work collaboratively with his eventual successor to ensure a smooth transition.”

	Q2 2023	Q2 2022
Revenue (in billions)	$4.9	$4.9
Y/Y Change	(0.4%)	7.0%
Y/Y Change CC1	(0.1%)	9.5%
GAAP Operating Margin	11.8%	15.5%
Adjusted Operating Margin[1]	14.2%	15.5%
GAAP Diluted EPS	$0.91	$1.11
Adjusted Diluted EPS[1]	$1.10	$1.14

1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") and free cash flow are not measures of financial performance prepared in accordance with GAAP. A full reconciliation of Adjusted Operating Margin guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures.

“Cognizant's second quarter revenue grew more than 1% sequentially, at the high-end of our guidance range, while profitability was slightly ahead of expectations," said Jan Siegmund, Chief Financial Officer. "Our NextGen program is on track and yielding early savings through our efforts to structurally reduce our cost base to fund investments for growth. Maintaining our balanced capital allocation approach, we have returned over $700 million to shareholders year-to-date.”
Bookings
Bookings in the second quarter grew 17% year-over-year. On a trailing-twelve-month basis, bookings grew 14% year-over-year to $26.4 billion, which represented a book-to-bill of approximately 1.4x.
Employee Metrics
Total headcount at the end of the second quarter was 345,600, a decrease of 5,900 from Q1 2023 and an increase of 4,300 from Q2 2022. Voluntary attrition - Tech Services on a trailing-twelve-month basis, declined to 19.9% from 23.1% in Q1 2023 and 31.1% in Q2 2022.
Return of Capital to Shareholders
The Company repurchased 3.2 million shares for $200 million during the second quarter under its share repurchase program. As of June 30, 2023, there was $2.4 billion remaining under the share repurchase authorization. In August 2023, the Company declared a quarterly cash dividend of $0.29 per share, a 7% increase year-over-year, for shareholders of record on August 21, 2023. This dividend will be payable on August 29, 2023.

Chief Financial Offer Jan Siegmund to Retire in Early 2024

Today Cognizant also announced that Chief Financial Officer Jan Siegmund intends to retire in early 2024 to spend more time with family and friends and focus on philanthropy. To ensure an orderly transition, Mr. Siegmund plans to stay in his role until the Company identifies a successor and the transition period is completed. Cognizant is conducting a search and evaluating internal and external candidates.

Third Quarter and Full-Year 2023 Guidance
•Third quarter revenue is expected to be $4.89 - $4.94 billion, growth of 0.6% to 1.6%, or a decline of 0.5% to growth of 0.5% in constant currency.
•Full-year 2023 revenue is expected to be $19.2 - $19.6 billion, or a decline of 0.9% to growth of 1.1%, or a decline of 1.0% to growth of 1.0% in constant currency.
•Full-year 2023 Adjusted Operating Margin2 is expected to be in the range of 14.2% to 14.7%.
•Full-year 2023 Adjusted EPS2 is expected to be in the range of $4.25 to $4.48

2 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation at the end of this release.

Select Client and Partnership Announcements
•Extended and expanded partnership with Gilead Sciences. The agreement includes renewal and expansion of Cognizant services for a total expected value of $800 million over the next five years. Cognizant will manage Gilead’s global IT infrastructure, platforms, applications and advanced analytics, and lead initiatives designed to accelerate its digital transformation, leveraging the power of generative AI. This collaboration is aimed at enabling Gilead to streamline various parts of its business with the goal of faster time to market of various medicines for life-threatening diseases.
•Announced expanded strategic partnership with ServiceNow to accelerate adoption of AI-driven automation across industries. Cognizant's newly formed multi-disciplinary ServiceNow Business Group significantly expands the decade-long relationship between the companies and will bring to market integrated offerings designed to solve complex problems, automate operations and enhance employee and end-customer experiences through the use of AI.
•Expanded long-standing strategic alliance with Google Cloud, offering innovative industry solutions founded on the tenet of responsible AI. By leveraging Google Cloud’s suite of industry-leading AI products, the alliance will support enterprise customers on their AI journey to create, migrate and modernize businesses across an array of industries. In addition, Cognizant will open new Google Cloud AI innovation centers in Bangalore, London and San Francisco to support a new Cognizant Google Cloud AI University to train 25,000 Cognizant associates and clients.
•During the quarter, we signed a new multi-year agreement with Nuance Communications, a Microsoft Company, to help scale the resources for Nuance’s Dragon Ambient eXperience (DAX) Operations. The DAX solution is at the forefront of conversational AI and ambient clinical intelligence. Cognizant's services will be essential to Nuance's development and growth of DAX, especially as Nuance continues to expand DAX capabilities and deployments to solve the toughest challenges in healthcare. Cognizant teams will operate within the Nuance Global Security Network in close coordination with Nuance staff. We are excited about our partnership with Nuance, which is a complement to our own deep expertise in health sciences.
•Announced expanded global collaboration with AT&T by joining the AT&T Connected Climate Initiative (CCI), an industry consortium dedicated to eliminating one billion tons (the Gigaton Goal) of CO2 emissions by 2035 through the use of connectivity solutions and technology.
•Announced agreement with Accuray to support its deployment of SAP S/4HANA to obtain better data and analytics, and achieve greater business efficiencies. As part of a global agreement, Cognizant is providing planning, design, implementation, change management, and program management for sales, procurement, manufacturing, distribution, installation and service processes supported by SAP S/4HANA.
•Extended long-standing relationship with Orkla, a leading industrial investment company, to help enable both a transformative cloud migration and enhanced operational IT services.
•Cognizant introduced a new business group, Cognizant Ocean, to help support ocean industries, or the “blue economy”, navigate the effects of over-exploration and climate change, thereby reducing carbon output and supporting decarbonization of the oceans through the use of AI and data analytics. The company will collaborate with Tidal, a project inside X, Alphabet's Moonshot Factory, to make Tidal's AI-based ocean information platform widely available initially to the aquaculture market. The companies will explore additional ways to apply the platform to blue transportation, blue energy and blue carbon.

Select Analyst Ratings and Company Recognition
•Celebrated 25 years as a public company listed on NASDAQ
•Named to Newsweek’s America’s Greatest Workplaces for Diversity 2023
•Named to Newsweek’s America’s Greatest Workplaces 2023
•Named to Fortune’s Modern Board 25 list for 2023
•Recognized as Microsoft’s 2023 Intelligent Automation Partner of the Year
•Cognizant is recognized as a Leader by Everest Group® in:
•Oracle Cloud Application Services PEAK Matrix® Assessment, 2023 (a Star Performer)
•Healthcare Payer Operations PEAK Matrix® Assessment, 2023
•Banking Operations PEAK Matrix® Assessment, 2023
•Revenue Cycle Management Operations PEAK Matrix® Assessment, 2023
•Payment IT Service Providers PEAK Matrix® Assessment, 2023
•Intelligent Process Automation (IPA) Solutions PEAK Matrix® Assessment, 2023
•Guidewire Services PEAK Matrix® Assessment, 2023
•Market Leader in HFS Horizon 3 Travel, Hospitality and Logistics Service Providers, 2023
•Leadership in ISG Provider Lens ™ Digital Engineering Services – U.S. & Europe, 2023
•Leadership in ISG Provider Lens ™ Salesforce Ecosystem Partners – U.S. U.K., Germany & France, 2023
•Leadership in ISG Provider Lens ™ Microsoft Cloud Ecosystem – U.S. & U.K., 2023
•Leader in Avasant RadarView™ Banking Process Transformation, 2023

Conference Call
Cognizant will host a conference call on August 2, 2023, at 5:00 p.m. (Eastern) to discuss the Company’s second quarter 2023 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call.
For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13739136 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Thursday, August 16, 2023. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.
About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement our NextGen program and the amount of costs, timing of incurring costs and ultimate benefits of such plans, legal, reputational and financial risks resulting from cyberattacks, risks related to the invasion of Ukraine by Russia, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income from Operations excludes unusual items, such as NextGen charges. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as Nextgen charges, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.
Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$4,886	$4,906	$9,698	$9,732
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,231	3,119	6,374	6,216
Selling, general and administrative expenses	830	883	1,665	1,745
Restructuring charges	117	—	117	—
Depreciation and amortization expense	131	144	263	287
Income from operations	577	760	1,279	1,484
Other income (expense), net:
Interest income	30	9	60	15
Interest expense	(10)	(3)	(19)	(5)
Foreign currency exchange gains (losses), net	(9)	(4)	3	(4)
Other, net	(1)	(1)	2	—
Total other income (expense), net	10	1	46	6
Income before provision for income taxes	587	761	1,325	1,490
Provision for income taxes	(124)	(184)	(282)	(354)
Income (loss) from equity method investment	—	—	—	4
Net income	$463	$577	$1,043	$1,140
Basic earnings per share	$0.92	$1.11	$2.05	$2.18
Diluted earnings per share	$0.91	$1.11	$2.05	$2.18
Weighted average number of common shares outstanding - Basic	506	520	508	522
Dilutive effect of shares issuable under stock-based compensation plans	1	1	—	1
Weighted average number of common shares outstanding - Diluted	507	521	508	523

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,055	$2,191
Short-term investments	40	310
Trade accounts receivable, net	3,755	3,796
Other current assets	1,101	969
Total current assets	6,951	7,266
Property and equipment, net	1,087	1,101
Operating lease assets, net	788	876
Goodwill	6,065	5,710
Intangible assets, net	1,228	1,168
Deferred income tax assets, net	762	642
Long-term investments	425	427
Other noncurrent assets	661	662
Total assets	$17,967	$17,852
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$318	$360
Deferred revenue	380	398
Short-term debt	24	8
Operating lease liabilities	171	174
Accrued expenses and other current liabilities	2,163	2,407
Total current liabilities	3,056	3,347
Deferred revenue, noncurrent	30	19
Operating lease liabilities, noncurrent	664	714
Deferred income tax liabilities, net	220	180
Long-term debt	622	638
Long-term income taxes payable	157	283
Other noncurrent liabilities	315	362
Total liabilities	5,064	5,543
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 505 and 509 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	17	15
Retained earnings	13,022	12,588
Accumulated other comprehensive income (loss)	(141)	(299)
Total stockholders’ equity	12,903	12,309
Total liabilities and stockholders’ equity	$17,967	$17,852

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,		Guidance
	2023	2022	2023	2022	Full Year 2023 (1)
GAAP income from operations	$577	$760	$1,279	$1,484
NextGen charges(a)	117	—	117	—
Adjusted Income From Operations	$694	$760	$1,396	$1,484

GAAP operating margin	11.8%	15.5%	13.2%	15.2%
NextGen charges	2.4	—	1.2	—	1.3% - 1.4%
Adjusted Operating Margin	14.2%	15.5%	14.4%	15.2%	14.2% - 14.7%

GAAP diluted earnings per share	$0.91	$1.11	$2.05	$2.18
Effect of NextGen charges, pre-tax	0.23	—	0.23	—	(a)
Non-operating foreign currency exchange (gains) losses, pre-tax(b)	0.02	0.01	(0.01)	0.01	(b)
Tax effect of above adjustments(c)	(0.06)	0.02	(0.06)	0.04	(a) (b)
Adjusted Diluted Earnings Per Share	$1.10	$1.14	$2.21	$2.23	$4.25 - $4.48
(1) A full reconciliation of Adjusted Operating Margin and Adjusted Diluted Earnings Per Share guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses and the tax effects of these adjustments, and such adjustments may be significant.
Notes:
(a)NextGen charges for the three and six months ended June 30, 2023 include $78 million of employee separation costs, $37 million of facility exit costs and $2 million of third party and other costs. We expect to record total costs of approximately $350 million in connection with the NextGen program, consisting of approximately $150 million of employee separation costs and $200 million of facility exit and other costs. The total costs related to the NextGen program are reported in "Restructuring charges" in our unaudited consolidated statements of operations. Our guidance anticipates pre-tax charges in the range of $0.49 to $0.51 per diluted share for the full year 2023. The tax effect of these charges is expected to be approximately $0.13 per diluted share for the full year 2023.
(b)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(c)Presented below are the tax impacts of our non-GAAP adjustment to pre-tax income for the:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP income tax benefit (expense) related to:
NextGen charges	31	—	31	—
Foreign currency exchange gains and losses	—	(14)	5	(20)
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of Net Cash
(Unaudited)

(in millions)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$2,055	$2,191
Short-term investments	40	310
Less:
Short-term debt	24	8
Long-term debt	622	638
Net cash	$1,449	$1,855

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended June 30, 2023
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$1,463	29.9%	(5.1)%	(4.8)%
Health Sciences	1,440	29.5%	2.3%	2.1%
Products and Resources	1,177	24.1%	3.2%	3.7%
Communications, Media and Technology	806	16.5%	(1.2)%	(0.4)%
Total Revenues	$4,886		(0.4)%	(0.1)%
Revenues by Geography:
North America	$3,589	73.5%	(1.8)%	(1.7)%
United Kingdom	473	9.7%	3.3%	3.3%
Continental Europe	494	10.1%	11.0%	9.5%
Europe - Total	967	19.8%	7.1%	6.3%
Rest of World	330	6.7%	(4.9)%	—%
Total Revenues	$4,886		(0.4)%	(0.1)%

	Six Months Ended June 30, 2023
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$2,939	30.3%	(4.3)%	(3.1)%
Health Sciences	2,873	29.6%	2.6%	2.8%
Products and Resources	2,295	23.7%	1.1%	2.5%
Communications, Media and Technology	1,591	16.4%	(0.1)%	1.7%
Total Revenues	$9,698		(0.3)%	0.7%
Revenues by Geography:
North America	$7,134	73.6%	(1.3)%	(1.1)%
United Kingdom	951	9.8%	4.4%	8.8%
Continental Europe	955	9.8%	5.6%	7.3%
Europe - Total	1,906	19.6%	5.0%	8.0%
Rest of World	658	6.8%	(4.9)%	0.5%
Total Revenues	$9,698		(0.3)%	0.7%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$463	$577	$1,043	$1,140
Adjustments for non-cash income and expenses	88	113	275	409
Changes in assets and liabilities	(515)	(162)	(553)	(715)
Net cash provided by operating activities	36	528	765	834
Cash flows from investing activities:
Purchases of property and equipment	(68)	(43)	(166)	(163)
Net (purchases) maturities of investments	(17)	(428)	275	373
Proceeds from sales of businesses	—	—	—	19
Payments for business combinations, net of cash acquired	—	—	(409)	—
Net cash (used in) provided by investing activities	(85)	(471)	(300)	229
Cash flows from financing activities:
Repurchases of common stock	(214)	(318)	(436)	(792)
Net change in term loan borrowings and finance lease and earnout obligations	(10)	(11)	(11)	(26)
Dividends paid	(148)	(141)	(298)	(284)
Issuance of common stock under stock-based compensation plans	18	20	41	52
Net cash (used in) financing activities	(354)	(450)	(704)	(1,050)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(31)	—	(37)
Increase in cash, cash equivalents and restricted cash	(403)	(424)	(239)	(24)
Cash, cash equivalents and restricted cash, beginning of period	2,458	2,192	2,294	1,792
Cash and cash equivalents, end of period	$2,055	$1,768	$2,055	$1,768

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended June 30,
Stock Repurchases under Board of Directors' authorized stock repurchase program:	2023	2022
Number of shares repurchased	3.2	4.2

Remaining authorized balance as of June 30, 2023	$2,375

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$36	$528	$765	$834
Purchases of property and equipment	(68)	(43)	(166)	(163)
Free cash flow	$(32)	$485	$599	$671